UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 23, 2018

RenaissanceRe Holdings Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-0141974
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Renaissance House, 12 Crow Lane, Pembroke, Bermuda		HM 19
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 295-4513

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 1.02 Termination of a Material Definitive Agreement.

Effective as of March 23, 2018, RenaissanceRe Holdings Ltd. (the "Company") terminated the Standby Letter of Credit Agreement, dated as of May 19, 2015 (the "LOC Agreement"), among Renaissance Reinsurance Ltd., RenaissanceRe Specialty Risks Ltd. (no longer in existence), DaVinci Reinsurance Ltd., Platinum Underwriters Bermuda, Ltd. (no longer in existence) (collectively, the "Applicants"), the Company and National Australia Bank Limited. The Applicants are (or were, in the case of those Applicants no longer in existence) subsidiaries of the Company. The LOC Agreement provided for a secured, uncommitted facility under which letters of credit in an aggregate amount of up to AUD 50,000,000 could be issued from time to time for the respective accounts of the Applicants, subject to the terms and conditions set forth therein. The Company determined that it no longer required the LOC Agreement, which had originally been entered into to support certain reinsurance obligations. The Company maintains sufficient capacity under its continuing credit facilities to meet its estimated future needs.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RenaissanceRe Holdings Ltd.

March 26, 2018	By:	/s/ Stephen H. Weinstein

Name: Stephen H. Weinstein
Title: SVP, Group General Counsel & Corporate Secretary